Exhibit 10.6

GRANT NO.

REALD INC.
2010 STOCK INCENTIVE PLAN

NONSTATUTORY PERFORMANCE STOCK OPTION AGREEMENT

RealD Inc., a Delaware corporation (the “Company” or “RealD”), hereby grants an Option to purchase shares of its Common Stock (the “Shares”) to the Optionee named below.  The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the RealD Inc. 2010 Stock Incentive Plan (the “Plan”).

Date of Option Grant:                                      , 2010 [The IPO Date]

Name of Optionee:     Michael V. Lewis

Maximum Number of Shares Covered by Option:  275,000 Shares

Exercise Price per Share:  $          .       [The IPO offering price/share]

Fair Market Value of a Share on Date of Option Grant:  $          .       [The IPO offering price/share]

Expiration Date:                            , 2020 [Ten years from Date of Option Grant]

Performance Vesting Computation Date:                                      , 2013 [Three years from the IPO Date], provided that if an Acceleration Event occurs before             , 2013, then the Performance Vesting Computation Date means the effective date of the Acceleration Event as described in Section 2(a) of this Agreement.

Vesting Schedule:

Subject to all the terms of this cover sheet and the attached Agreement, your right to purchase Shares under this Option shall vest as described below.  Your Option is subject to both performance-based and time-based vesting conditions.

The Total Shareholder Return and the number of Shares that can become subject to the Vested Option shall be calculated as described in the attached Schedule A on the Performance Vesting Computation Date.  The portion of the Option which does not satisfy the performance-based vesting requirements (i.e., the Maximum Number of Shares Covered by Option, as set forth above, less the number of Shares that can become subject to the Vested Option as determined on the Performance Vesting Computation Date) shall be forfeited without consideration as of the Performance Vesting Computation Date.  Additionally, the entire Option shall be immediately forfeited without consideration upon the termination of your employment with the Company prior to the Performance Vesting Computation Date, other than a Qualifying Termination or the termination of your employment due to your death or Disability.

The number of Shares that are not forfeited due to the performance vesting conditions (as described in the preceding paragraph), will become the Vested Option, subject to Sections 1 and 6 of the Agreement, upon the following earliest date to occur (provided you remain employed by the Company through such date): (i) the Time Vesting End Date, or (ii) the Qualifying Termination Date, or (iii) the Termination Date in the event of a termination of your employment due to your death or

Disability, or (iv) immediately before the consummation of a Change in Control or other similar transaction involving the Company, if you are still employed as the Company’s Chief Executive Officer as of the consummation of a Change in Control and the Option is not assumed by or substituted into comparable equity incentives of the acquirer in the Change in Control transaction, or merger or acquisition or similar transaction involving the Company, or (v) immediately before the Illiquidity Date provided you were still employed as the Company’s Chief Executive Officer as of the consummation of a Change in Control.  Except as may be provided above, no Shares subject to this Option will vest after your employment with the Company has terminated for any reason.

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement, Schedule A to the Agreement and the Plan.  You further agree that you have received the Plan prospectus, a copy of which is also enclosed.

Optionee:
(Signature)

Company:
(Signature)

Title:

Attachment

REALD INC.

2010 STOCK INCENTIVE PLAN

NONSTATUTORY PERFORMANCE STOCK OPTION AGREEMENT

1.	The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, the cover sheet and Section 2 below.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option and may be amended only in a writing signed by the parties. Any prior agreements, commitments or negotiations concerning this Option are superseded.

In order to receive any payments or benefits under Section 3(d)(i) or Section 3(d)(ii), as applicable, of your Employment Agreement, including, among other things and without limitation, acceleration of vesting, under Section 6 below, as applicable, you must comply with the terms of your Employment Agreement and timely execute and deliver to the Company (and not revoke) a separation agreement and general release of claims in favor of the Company, any affiliates or related entities, and their employees and affiliates, in the form and content attached to your Employment Agreement as Exhibit A, within the time period specified in the release, but in no event after the 60th day following the Qualifying Termination Date (however, for the avoidance of doubt, you shall receive payment or benefits from the Company of the Accrued Obligations, as applicable, regardless of whether a separation agreement and general release of claims in the form and content attached as Exhibit A to the Employment Agreement is executed and timely provided to the Company).

2.	Certain Additional Definitions

For purposes of this Option, the following definitions (in addition to those terms defined in the Plan and the cover sheet) apply:

(a)  “Acceleration Event” means prior to the third anniversary of the IPO Date, your employment is terminated as a result of a Qualifying Termination or due to your death or Disability, or there is a Change in Control. The effective date of the Acceleration Event shall be: (1) in the case of a Change in Control, the consummation date of the Change in Control; (2) in the case of termination of employment due to a Qualifying Termination, the Qualifying Termination Date; and (3) in the case of termination of employment due to your death or Disability, the Termination Date.

(b)  “Cause” has the meaning set forth in your Employment Agreement. In addition, all notice, cure, procedural and other provisions relating to the determination of Cause shall apply in the precise manner set forth in the Employment Agreement, and not based on the default rules set forth in the Plan. Without limiting the foregoing, the last sentence of Section 2(f) of the Plan (i.e., “In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Company’s chief human resources officer or other person performing that function or, in the case of Participants who are Directors or Officers or Section 16 Persons, the Board, each of whose determination shall be final, conclusive and binding”) shall not apply for purposes of this Agreement.

(c)  “Change in Control” has the meaning set forth in your Employment Agreement.

(d)  “Comparison Group” means RealD and the other companies listed on Appendix 1 to Schedule A (incorporated in this Agreement by this reference thereto) as may be adjusted pursuant to Sections 2(c) and 2(d) of Schedule A to this Agreement.

(e)  “Disability” has the meaning set forth in your Employment Agreement.

(f)  “Employment Agreement” means the employment agreement you entered into with the Company with an effective date of April 1, 2010, as may be amended from time to time.

(g)  “Established Securities Market” has the meaning set forth in your Employment Agreement.

(h)  “Good Reason” has the meaning set forth in your Employment Agreement.

(i)  “IPO Date” means the effective date of the initial public offering of the Shares pursuant to an effective registration statement filed with the United States Securities and Exchange Commission.

(j)  “Illiquidity Date” means the first date on or after a Change in Control wherein the shares of the acquirer of the Company (into which the Shares underlying the Option have been converted or substituted) are not publicly-traded on an Established Securities Market.

(k)  “Performance Period” means the period commencing on the IPO Date and ending on the Performance Vesting Computation Date.

(l)  “Qualifying Termination” has the meaning set forth in your Employment Agreement.

(m)  “Qualifying Termination Date” has the meaning set forth in your Employment Agreement.

(n)  “Termination Date” has the meaning set forth in your Employment Agreement.

(o)  “Total Shareholder Return” or “TSR” means the total shareholder return measured over the Performance Period for a company in the Comparison Group on a per share basis, reflecting reinvestment of any dividends paid, which shall be calculated by a widely recognized outside and independent valuation firm selected by the Board or a Committee using the assumptions and methods described in Schedule A to this Agreement.

(p)  “Vested Option” is the number of Shares subject to this Option that were not forfeited due to the performance vesting conditions and which become vested as described in the Vesting Schedule on the attached cover sheet, and which are available to be purchased upon your exercise(s) of this Option.

(q)  “Time Vesting End Date” means the third anniversary of the IPO Date.

3.	Nonstatutory Stock Option

This Option is not intended to be an Incentive Stock Option under section 422 of the Code and will be interpreted accordingly.

This Option is not intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

4.	Vesting	This Option is only exercisable before it expires and only with respect to the Vested Option. This Option will vest according to the Vesting Schedule described in the cover sheet to this Agreement.

5.	Term

Your Option will expire in all cases no later than the Expiration Date, as shown on the cover sheet. Your Option will expire earlier if your employment with the Company terminates, as described in Sections 6 through 8 below.

If the Expiration Date specified in the attached cover sheet falls on a day on which the New York Stock Exchange (“NYSE”) is open for trading, then any unexercised portion of this Option that is outstanding shall be forfeited without consideration as of 3:45 P.M. New York time on the Expiration Date. However, if the Expiration Date specified in the attached cover sheet falls on any day on which the NYSE is not open for trading, then your ability to exercise this Option will terminate as of 3:45 P.M. New York time on the last day in which the NYSE is open for trading that occurs immediately prior to the Expiration Date.

6.	Qualifying Termination

In the event you experience a Qualifying Termination and the Qualifying Termination Date occurs both (i) prior to the third anniversary of the IPO Date and (ii) prior to a Change in Control, the number of Shares subject to the Vested Option shall be equal to the product of: (a) the number of Shares calculated as described in Schedule A, (b) multiplied by a fraction (which in no event shall exceed 1.0), the numerator of which shall be equal to the number of days you were employed with the Company since the commencement of the IPO Date through the Qualifying Termination Date plus 730 days, and the denominator of which shall be 1,096 days.

In the event you experience a Qualifying Termination and the Qualifying Termination Date occurs both (i) prior to the third anniversary of the IPO Date and (ii) on or after a Change in Control, the number of Shares subject to the Vested Option shall be equal to the number of Shares calculated as described in Schedule A.

7.	Termination - for Cause or without Good Reason

If your employment with the Company is terminated by the Company for Cause, in accordance with the Employment Agreement governing such a termination, then you shall immediately forfeit all rights to your Option without consideration, including the Vested Option, and the entire Option shall immediately expire, and any rights, payments and benefits with respect to the Option shall be subject to reduction or recoupment in accordance with the Clawback Policy and Section 13(d) of the Plan.

In the event that, while the Vested Option is outstanding, the Company provides you with written notice of its intention to terminate you for Cause in accordance with Section 4(b) of the Employment Agreement, you shall be given the right to cure any such Cause event if and to the extent you are provided a cure right under Section 4(b) of the Employment Agreement (the “Cure Period”), any right you have to exercise the Vested Option shall be suspended, and if the actions or inactions giving rise to such a termination for Cause are not timely cured by you during the Cure Period, then the entire Option, including the Vested Option, shall immediately expire, as described in the paragraph above. In the event that you timely cure the circumstances giving rise to such a termination for Cause within the Cure Period, the Company shall effective immediately remove the suspension and reinstate your right to exercise the Vested Option.

If your employment with the Company is terminated by you without Good Reason and the Termination Date is prior to the Performance Vesting Computation Date, no portion of the Option shall vest and your Option shall be forfeited without consideration and the entire Option shall immediately expire on your Termination Date. If your employment with the Company is terminated by you without Good

Reason and your Termination Date occurs prior to the end date of the six (6) months notice period required under Section 4(g) of the Employment Agreement, then your Option, including any Vested Option, shall be forfeited without consideration and the entire Option shall immediately expire on your Termination Date. If your employment with the Company is terminated by you without Good Reason after the Performance Vesting Computation Date and your Termination Date occurs on or after the end date of the six (6) month notice period required under Section 4(g) of the Employment Agreement, the Vested Option shall remain exercisable by you in accordance with Section 8 below.

8.	Exercise Period After Termination - General

If, while the Vested Option is outstanding, your employment with the Company is terminated for any reason (including, but not limited to, death and Disability) other than (x) being terminated by the Company for Cause or (y) being terminated by you without Good Reason on or before March 31, 2017 wherein you failed to provide written notice of such termination to the Company at least six (6) months prior to your Termination Date, then your Vested Option will expire at the earlier of (i) the close of business at Company headquarters on the first anniversary of the earlier of your Termination Date or Qualifying Termination Date, (ii) the Expiration Date as described in Section 5 above, or (iii) the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or similar transaction involving the Company. In no event is the Vested Option exercisable after the Expiration Date. Moreover, the Vested Option will terminate on an earlier date if the Option expires earlier as provided herein.

9.	Leaves of Absence

For purposes of this Option, your employment with the Company does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued employment crediting, or when continued employment crediting is required by applicable law. Your employment with the Company terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Option), and when your employment terminates for all purposes under the Plan.

10.	Notice of Exercise

When you wish to exercise this Option, you must notify the Company by filing a “Notice of Exercise” form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

11.	Form of Payment

When you submit your notice of exercise, you must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

•                  Cash, your personal check, a cashier’s check or a money order.

•                  Shares which have already been owned by you for more than six (6) months and which are surrendered to the Company. The Fair Market Value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

•                  To the extent a public market for the Shares exists as determined by the Company, by Cashless Exercise (as defined in the Plan) through delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

12.	Withholding Taxes

You will be solely responsible for payment of any and all applicable taxes associated with this Option.

You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option.

13.	Restrictions on Exercise and Resale

By signing this Agreement, you agree not to (i) exercise this Option (“Exercise Prohibition”), or (ii) sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Option (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the exercise or disposition of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. Notwithstanding anything to the contrary, this Option is granted on the condition that the Company’s stockholders approve the Plan prior to April 9, 2011. You understand and agree that this Option may not be exercised unless the Company’s stockholders timely approve the Plan. If the Company’s stockholders do not approve the Plan prior to April 9, 2011, then this Option shall be immediately forfeited without consideration. The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose an Exercise Prohibition and/or Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Option in order to ensure compliance with the foregoing. Any such Exercise Prohibition shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of exercise of this Option, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

14.	Transfer of Option

Prior to your death, only you may exercise this Option. Without the prior written consent of the Company as provided in its sole and absolute discretion, you cannot transfer, assign, alienate, pledge, attach, sell, or encumber this Option. If you attempt to do any of these things without the Company’s prior written consent, this Option will immediately become invalid. You may, however, dispose of this Option in your will or it may be transferred by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

15.	Retention Rights	Your Option or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or

Affiliates) in any capacity; provided, however, the foregoing statement shall not limit any of your rights under the Employment Agreement. Subject to the Employment Agreement, the Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

This Option and the Shares subject to the Option are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of Optionee’s normal or expected compensation, and in no way represent any portion of Optionee’s salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

16.	Stockholder Rights

Other than with regard to other Company securities which you may own, you, or your estate or heirs, have no rights as a stockholder of the Company with regard to the Option until a certificate for your Option’s Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

17.	Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option (rounded down to the nearest whole number) and the Exercise Price per Share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity, subject, if applicable, to the Change in Control vesting provisions described in the Vesting Schedule.

18.	Legends	All certificates representing the Shares issued upon exercise of this Option shall, if applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

19.	Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California without reference to the conflicts of law provisions thereof.

20.	Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

21.	No Rights to Future Awards

Subject to the Employment Agreement, your rights, if any, in respect of or in connection with any future Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Option, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of Options or any other Awards even if Options have been granted repeatedly in the past. All decisions with respect to future Option grants, if any, will be at the sole discretion of the Committee.

22.	Future Value

The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Option Grant, the Option will have little or no value. If you exercise the Option and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

23.	No Advice Regarding Grant

The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

24.	Other Plan Provisions

The Company agrees that the following sections of the Plan shall not apply to this Agreement or the Option granted hereunder: (a) Section 15(b)(ii) of the Plan; and (b) the provisions in the first sentence of Section 4(d) of the Plan relating to rights of first refusal and rights of repurchase.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

REALD INC.
NOTICE OF EXERCISE OF

NONSTATUTORY PERFORMANCE STOCK OPTION BY OPTIONEE

RealD Inc.
100 N. Crescent Drive, Suite 120

Beverly Hills, California 90210
Attention:  Secretary

Re:	Exercise of Nonstatutory Performance Stock Option to Purchase Shares of Company Stock

Michael V. Lewis
[PRINT NAME OF OPTIONEE]

Pursuant to the Nonstatutory Performance Stock Option Agreement dated                                       , 2010 between RealD Inc., a Delaware corporation, (the “Company”) and me, made pursuant to the 2010 Stock Incentive Plan (the “Plan”), I hereby request to purchase                Shares (whole number only and must be not less than 25 Shares or the remaining number of vested Shares under this Option) of common stock of the Company (the “Shares”), at the exercise price of $                     per Share.  I am hereby making full payment of the aggregate exercise price by one or more of the following forms of payment in accordance with the whole number percentages that I have provided below.  I further understand and agree that I will timely satisfy any and all applicable tax withholding obligations as a condition of this Option exercise.

Percentage of Payment		Form of Payment As Provided In the Nonstatutory Performance Stock Option Agreement

	%	Cash/My Personal Check/Cashier’s Check/Money Order (payable to “RealD Inc.”)

	%	Cashless Exercise as provided in the Nonstatutory Performance Stock Option Agreement

	%	Surrender of vested Shares (Valued At Their Fair Market Value) Owned By Me For More Than Six (6) Months

100%

Check one:	☐	The Shares certificate is to be issued and registered in my name only.

	☐	The Shares certificate is to be issued and registered in my name and my spouse’s name.

[PRINT SPOUSE’S NAME, IF CHECKING SECOND BOX]

Check one (if checked second box above):

☐ Community Property or ☐ Joint Tenants With Right of Survivorship

I acknowledge that I have received, understand and continue to be bound by all of the terms and conditions set forth in the Plan and in the Nonstatutory Performance Stock Option Agreement.

Dated:

(Optionee’s Signature)	(Spouse’s Signature)**
**Spouse must sign this Notice of Exercise if listed above.

(Full Address)	(Full Address)

*THIS NOTICE OF EXERCISE MAY BE REVISED BY THE COMPANY AT ANY TIME WITHOUT NOTICE.

Schedule A

to Nonstatutory Performance Stock Option Agreement

1.  Calculation.  The number of Shares that can become subject to the Vested Option for purposes of this Option will be calculated as follows:

a.             First Step:

For RealD and for each other company in the Comparison Group, determine the Total Shareholder Return (as described in Section 2(b) below) over the Performance Period.

b.             Second Step:

Rank the TSRs determined in the first step from low to high (with the company having the lowest TSR being ranked number 1, the company with the second lowest TSR ranked number 2, and so on) and determine the RealD percentile rank based upon its position in the list by dividing RealD’s position by the total number of companies (including RealD) in the Comparison Group and rounding the quotient to the nearest hundredth. For example, if RealD were ranked 21st on the list out of 40 companies, its percentile rank would be 21/40 or 52.5%.

c.             Third Step:

Determine the percentile rank for RealD calculated in the second step into the appropriate row in the left-hand column of the table below and determine the number of Shares that can become subject to the Vested Option, which is the figure in the right-hand column of the table below corresponding to that percentile rank.  Use linear interpolation between points in the table below to determine the percentile rank and the number of Shares that can become subject to the Vested Option if RealD’s percentile rank is greater than 10% and less than 60% but not exactly one of the percentile ranks listed in the left-hand column.  Any Shares which do not vest pursuant to the preceding calculation shall be immediately forfeited without consideration.  For example, if RealD’s percentile rank is 52.5%, the number of Shares that can become subject to the Vested Option would be 233,750 Shares and 41,250 Shares would be immediately forfeited without consideration.

3-Yr Relative Shareholder Return	Number of Shares that can Become Subject to Vested Option
< 10th Percentile	0
20th Percentile	55,000
30th Percentile	110,000
40th Percentile	165,000
50th Percentile	220,000
>60th Percentile	275,000

2. Rules.  The following rules apply to the computation of the number of Shares that can become subject to the Vested Option:

a.     The minimum number of Shares subject to the Vested Option is zero and the maximum number of Shares that can become subject to the Vested Option is 275,000.

b.     For purposes of computing Total Shareholder Return for RealD and each other company in the Comparison Group, the per share stock price for each company at the beginning and end of the Performance Period will be determined using the arithmetic mean of the closing price of the company’s stock on each of the 20 consecutive trading days ending on and including the first day or last day of the Performance Period, as the case may be, except that RealD’s beginning stock price will be its opening IPO price (i.e., the same price as the Exercise Price per Share, as shown on the attached cover sheet) and in the event of a Change in Control that occurs prior to the Time Vesting End Date, RealD’s end stock price will be the per share transaction price of the Change in Control.

c.     A company shall be removed from the Comparison Group if it has been acquired by another company (whether by a peer company or otherwise, but not including internal reorganizations) or has sold all or substantially all of its assets at any time during the Performance Period.  A company that is removed from the Comparison Group before the Performance Vesting Computation Date will not be included at all in the computation of the Number of Shares that can Become Subject to the Vested Option.

d.     A company from the Comparison Group shall be treated as having “-100%” TSR for purposes of the First Step of the Calculation described in Section 1(a) of this Schedule A if it “Fails.”  A company in the Comparison Group will be deemed to have “Failed” if it:

i.              files for bankruptcy, liquidation or reorganization; or

ii.             is the subject of an involuntary bankruptcy proceeding that is not dismissed within 30 days; or

iii.            ceases to conduct substantial business operations; or

iv.            is the subject of a stockholder-approved plan of liquidation or dissolution.

e.     RealD shall rely on press releases, public filings, website postings, and other reasonably reliable information available regarding a peer company in making a determination that a company has been acquired or “Failed.”

2

Appendix 1 to

Schedule A to

Nonstatutory Performance Option Agreement

Comparison Group

	Last 4Q	3/31/2010
Company	Revenue ($M)	Market Cap ($M)
VIRGIN MEDIA INC	$6,151	$5,686
WASHINGTON POST -CL B	$4,570	$4,116
INTERPUBLIC GROUP OF COS	$6,028	$4,044
GANNETT CO	$5,613	$3,933
CLEAR CHANNEL OUTDOOR HLDGS	$2,698	$3,775
DREAMWORKS ANIMATION INC	$725	$3,426
SIRIUS XM RADIO INC	$2,473	$3,382
LAMAR ADVERTISING CO -CL A	$1,056	$3,159
INTERACTIVE DATA CORP	$760	$3,024
REGAL ENTERTAINMENT GROUP	$2,894	$2,706
WILEY (JOHN) & SONS -CL A	$1,667	$2,568
LIVE NATION ENTERTAINMENT	$4,181	$2,440
MORNINGSTAR INC	$479	$2,346
CINEMARK HOLDINGS INC	$1,976	$2,041
DEX ONE CORP	$2,202	$1,925
TIVO INC	$239	$1,882
NEW YORK TIMES CO -CL A	$2,440	$1,625
MEREDITH CORP	$1,353	$1,560
VALASSIS COMMUNICATIONS INC	$2,244	$1,376
MADISON SQUARE GARDEN -SPN	$2,105	$1,347
WORLD WRESTLING ENTMT INC	$475	$1,271
REALD INC - FY12 IPO ESTIMATE	$193	$1,145
WARNER MUSIC GROUP CORP	$3,216	$1,068
SCHOLASTIC CORP	$1,870	$1,020
BELO CORP -SER A COM	$590	$878
HARTE HANKS INC	$860	$818
DG FASTCHANNEL INC	$191	$789
NATIONAL CINEMEDIA INC	$381	$744
ARBITRON INC	$385	$709
SUPERMEDIA INC	$2,512	$610
DTS INC	$78	$596
CKX INC	$318	$569
KNOLOGY INC	$426	$495
EW SCRIPPS -CL A	$802	$462
ENTERCOM COMMUNICATIONS CORP	$372	$443
MCCLATCHY CO -CL A	$1,472	$413
SINCLAIR BROADCAST GP -CL A	$656	$406
MEDIACOM COMMUNICATIONS CORP	$1,460	$402
ASCENT MEDIA CORP	$454	$386
DOLAN MEDIA CO	$263	$330
VALUE LINE INC	$59	$230